McKESSON CORPORATION REPORTS FISCAL 2024 SECOND QUARTER RESULTS AND RAISES FULL YEAR GUIDANCE

Second Quarter Highlights:
•Total revenues of $77.2 billion increased 10%.
•Earnings per diluted share from continuing operations of $4.92 decreased $1.54.
•Adjusted Earnings per Diluted Share of $6.23 increased 3%.
•Adjusted Earnings per Diluted Share Excluding Certain Items increased 14%.

Fiscal 2024 Outlook:
•Increasing fiscal 2024 Adjusted Earnings per Diluted Share guidance range to $26.80 to $27.40, from the previous range of $26.55 to $27.35.
•Fiscal 2024 Adjusted Earnings per Diluted Share Excluding Certain Items guidance indicates 14% to 17% forecasted growth compared to prior year.
•The Company does not forecast GAAP earnings per diluted share from continuing operations1.

IRVING, Texas, November 1, 2023 - McKesson Corporation (NYSE:MCK) today reported results for the second quarter ended September 30, 2023.

Fiscal 2024 Second Quarter Result Summary

	Second Quarter			Year-to-Date
($ in millions, except per share amounts)	FY24	FY23	Change	FY24	FY23	Change
Revenues	$77,215	$70,157	10%	$151,698	$137,311	10%
Income from Continuing Operations [2]	664	932	(29)	1,622	1,698	(4)
Adjusted Earnings [2,3]	841	874	(4)	1,834	1,725	6
Earnings per Diluted Share [2]	4.92	6.46	(24)	11.95	11.71	2
Adjusted Earnings per Diluted Share [2,3]	6.23	6.06	3	13.51	11.89	14
[1] See below under "Fiscal 2024 Outlook" for full explanation
[2] Reflects continuing operations attributable to McKesson, net of tax
[3] Adjusted results in this earnings release are non-GAAP financial measures; refer to the accompanying definitions, reconciliation schedules, and schedule 2

"McKesson delivered second quarter results above expectations, demonstrating continued progress against our company priorities," said Brian Tyler, chief executive officer. "This performance and continued momentum reflect the dedication and contribution of our McKesson team members. The continued strength of our differentiated capabilities in our oncology and biopharma services platforms positions McKesson to deliver sustainable growth and compelling long-term shareholder value. As a result of our first half performance and outlook for the remainder of the year, we are raising our guidance range for fiscal 2024 Adjusted Earnings per Diluted Share to $26.80 to $27.40."

Second quarter revenues were $77.2 billion, an increase of 10% from a year ago. Revenue increases were primarily driven by growth in the U.S. Pharmaceutical segment, resulting from increased prescription volumes, including higher volumes from retail national account customers, specialty products, and GLP-1 medications, partially offset by lower revenues in the International segment as a result of the divestitures of McKesson's European businesses.

Second quarter earnings per diluted share from continuing operations was $4.92 compared to $6.46 a year ago, a decrease of $1.54, which includes a pre-tax provision for bad debts of $210 million within the U.S. Pharmaceutical segment for uncollected trade accounts receivable related to the bankruptcy of Rite Aid Corporation.

Second quarter Adjusted Earnings per Diluted Share was $6.23 compared to $6.06 a year ago, an increase of 3%, driven by a lower share count and growth in the Prescription Technology Solutions and U.S. Pharmaceutical segments, partially offset by a higher tax rate. Second quarter Adjusted Earnings per Diluted Share also included pre-tax losses of approximately $10 million associated with McKesson Ventures' equity investments, compared to pre-tax losses of approximately $3 million in the second quarter of fiscal 2023.

For the first six months of the fiscal year, McKesson returned $1.7 billion of cash to shareholders, which included $1.5 billion of common stock repurchases and $149 million of dividend payments. During the first six months of the fiscal year, McKesson used cash from operations of $87 million, and invested $264 million in capital expenditures, resulting in negative Free Cash Flow of $351 million.

Business Highlights
•Ontada was awarded a contract with the U.S. Food and Drug Administration to advance the use of real-world data in the U.S. community oncology setting. The research aims to strengthen the scientific understanding of the natural history of rare cancers by leveraging Ontada's community oncology footprint, unique real-world data, and experience in real-world research.
•McKesson received two awards and recognitions exemplifying its commitment to diversity and inclusion.
◦Named "Best Place to Work for Disability Inclusion" for the eighth consecutive year. McKesson earned a top-ranking score of 100 on the 2023 Disability Equality Index®, a joint initiative of the American Association of People with Disabilities and Disability:IN.
◦Recognized by Forbes as one of America's Best Employers for Women," demonstrating its outstanding progress in promoting gender equality and diversity in the workplace.

Executive Leadership Transition
•Lori Schechter, Executive Vice President, Chief Legal Officer & General Counsel, has made the decision to retire from McKesson in June 2024. On January 1, 2024, Lori will assume the role of Board and Enterprise Risk Advisor and step down as an Executive Officer of the company, a role she has held since June 2014.
•With Lori’s decision to retire, we are also announcing the appointment of Michele Lau as Executive Vice President and Chief Legal Officer, effective January 1, 2024. For the past two and a half years, Michele has served as Chief Legal Officer & Corporate Secretary for GoDaddy. Prior to that role, Michele spent thirteen years as a member of McKesson’s General Counsel Organization, most recently as Senior Vice President, Corporate Secretary & Associate General Counsel.

U.S. Pharmaceutical Segment
•Revenues were $69.8 billion, an increase of 16%, driven by increased prescription volumes, including higher volumes from retail national account customers, specialty products, and GLP-1 medications, partially offset by branded to generic conversions.
•Segment Operating Profit was $593 million. Adjusted Segment Operating Profit was $815 million, an increase of 8%, driven by growth in the distribution of specialty products to providers and health systems and increased contributions from our generics program. Excluding the impact of COVID-19 vaccine distribution from fiscal 2023, the U.S. Pharmaceutical segment delivered Adjusted Segment Operating Profit growth of 15%.

Prescription Technology Solutions Segment
•Revenues were $1.1 billion, an increase of 12%, driven by increased prescription volumes in our technology services and third-party logistics businesses.
•Segment Operating Profit was $238 million. Adjusted Segment Operating Profit was $209 million, an increase of 48%, driven by higher demand for access solutions, primarily related to prior authorization services due to increased prescription volumes.

Medical-Surgical Solutions Segment
•Revenues were $2.8 billion, flat to the prior year, driven by lower sales of COVID-19 tests and lower contribution from kitting, storage, and distribution of ancillary supplies for the U.S. government's COVID-19 vaccine program.
•Segment Operating Profit was $244 million. Adjusted Segment Operating Profit was $254 million, a decrease of 17%, driven by lower contribution from kitting, storage, and distribution of ancillary supplies for the U.S. government's COVID-19 vaccine program and lower sales of COVID-19 tests. Excluding the impact of COVID-19 related items from fiscal 2023, the Medical-Surgical Solutions segment delivered Adjusted Segment Operating Profit growth of 5%, driven by growth in the extended care business due to increased volumes of nutritional supplements.

International Segment
•Revenues were $3.5 billion. On an FX-Adjusted basis, revenues were $3.6 billion, a decrease of 43%, driven by the divestitures of McKesson's European businesses.
•Segment Operating Profit was $66 million. On an FX-Adjusted basis, Adjusted Segment Operating Profit was $93 million, a decrease of 32%, driven by the divestitures of McKesson's European businesses.

Fiscal 2024 Outlook
McKesson does not provide forward-looking guidance on a GAAP basis as the Company is unable to provide a quantitative reconciliation of forward-looking Non-GAAP measures to the most directly comparable forward-looking GAAP measure, without unreasonable effort. McKesson cannot reliably forecast LIFO inventory-related adjustments, certain litigation loss and gain contingencies, restructuring, impairment and related charges, and other adjustments, which are difficult to predict and estimate. These items are generally uncertain and depend on various factors, many of which are beyond the company's control, and as such, any associated estimate and its impact on GAAP performance could vary materially.

McKesson is raising fiscal 2024 Adjusted Earnings per Diluted Share guidance to $26.80 to $27.40 from the previous range of $26.55 to $27.35 to reflect solid operating business performance.

Fiscal 2024 Adjusted Earnings per Diluted Share guidance includes ($0.10) related to year-to-date losses associated with McKesson Ventures' equity investments. Fiscal 2024 Adjusted Earnings per Diluted Share Excluding Certain Items guidance indicates 14% to 17% forecasted growth compared to prior year.

Additional modeling considerations will be provided in the earnings call presentation.

Conference Call Details
McKesson has scheduled a conference call for today, Wednesday, November 1st at 4:30 PM ET to discuss the company’s financial results. The audio webcast of the conference call will be available live and archived on McKesson's Investor Relations website at investor.mckesson.com.

Upcoming Investor Events
McKesson management will be participating in the following investor conference:
•Jefferies London Healthcare Conference, November 14, 2023
The audio webcast, and a complete listing of upcoming events for the investment community, including details and updates, will be available on McKesson's Investor Relations website.

Non-GAAP Financial Measures
GAAP refers to the U.S. generally accepted accounting principles. This press release includes GAAP financial measures as well as Non-GAAP financial measures, including Adjusted Gross Profit, Adjusted Operating Expenses, Adjusted Other Income, Adjusted Interest Expense, Adjusted Income Tax Expense, Adjusted Earnings, Adjusted Earnings per Diluted Share, Adjusted Earnings per Diluted Share Excluding Certain Items, Adjusted Segment Operating Profit, Adjusted Segment Operating Profit Margin, Adjusted Corporate Expenses, Adjusted Operating Profit, FX-Adjusted results and Free Cash Flow which are financial measures not calculated in accordance with GAAP. Refer to the “Supplemental Non-GAAP Financial Information” section of the accompanying financial statement tables for the definitions and usefulness of the Company’s Non-GAAP financial measures and the attached schedules for reconciliations of the differences between the Non-GAAP financial measures and their most directly comparable GAAP financial measures.

Cautionary Statements
This earnings release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by their use of terminology such as “believes,” “expects,” “anticipates,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “projects,” “plans,” “estimates,” “targets,” or the negative of these words or other comparable terminology. The discussion of financial outlook, guidance, trends, strategy, plans, assumptions, commitments, intentions, and the potential impact of a customer's reorganization in bankruptcy on the Company and its operation or financial results may also include forward-looking statements. Readers should not place undue reliance on forward-looking statements, such as financial performance forecasts, which speak only as of the date they are first made. Except to the extent required by law, we undertake no obligation to update or revise our forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, or implied. Although it is not possible to predict or identify all such risks and uncertainties, we encourage investors to read the risk factors described in our publicly available filings with the Securities and Exchange Commission and news releases.

These risk factors include, but are not limited to: we experience costly and disruptive legal disputes and settlements, including regarding our role in distributing controlled substances such as opioids; we might experience losses not covered by insurance or indemnification; we are subject to frequently changing, extensive, complex, and challenging healthcare and other laws; we from time to time record significant charges from impairment to goodwill, intangibles, and other long-lived assets; we might not realize expected benefits from business process initiatives; we experience cybersecurity incidents that might significantly compromise our technology systems or might result in material data breaches; we may be unsuccessful in achieving our strategic growth objectives; we might be harmed by large customer purchase reductions, payment defaults or contract non-renewal; our contracts with government entities involve future funding and compliance risks; we might be harmed by changes in our relationships or contracts with suppliers; our use of third-party data is subject to limitations that could impede the growth of our data services business; we might be adversely impacted by healthcare reform such as changes in pricing and reimbursement models; we might be adversely impacted by competition and industry consolidation; we might be adversely impacted by changes or disruptions in product supply and have difficulties in sourcing or selling products due to a variety of causes; we might be adversely impacted as a result of our distribution of generic pharmaceuticals; we might be adversely impacted by changes in the economic environments in which we operate; changes affecting capital and credit markets might impede access to credit, increase borrowing costs, and disrupt banking services for us and our customers and suppliers and might impair the financial soundness of our customers and suppliers; we might be adversely impacted by changes in tax legislation or challenges to our tax positions; we might be adversely impacted by fluctuations in foreign currency exchange rates; we might be adversely impacted by events outside of our control, such as widespread public health issues, natural disasters, political events and other catastrophic events; and we may be adversely affected by global climate change or by legal, regulatory, or market responses to such change.

About McKesson Corporation
McKesson Corporation is a diversified healthcare services leader dedicated to advancing health outcomes for patients everywhere. Our teams partner with biopharma companies, care providers, pharmacies, manufacturers, governments, and others to deliver insights, products and services to help make quality care more accessible and affordable. Learn more about how McKesson is impacting virtually every aspect of healthcare at McKesson.com and read Our Stories.

Contacts:
Rachel Rodriguez, 469-260-0556 (Investors)
Rachel.Rodriguez@McKesson.com
Media Relations
MediaRelations@McKesson.com

Schedule 1
McKESSON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (GAAP)
(unaudited)
(in millions, except per share amounts)

	Three Months Ended September 30,			Six Months Ended September 30,
	2023	2022	Change	2023	2022	Change
Revenues	$77,215	$70,157	10%	$151,698	$137,311	10%
Cost of sales	(74,146)	(67,062)	11	(145,607)	(131,193)	11
Gross profit	3,069	3,095	(1)	6,091	6,118	—
Selling, distribution, general, and administrative expenses	(2,092)	(1,950)	7	(3,962)	(3,909)	1
Claims and litigation charges, net	2	9	(78)	2	4	(50)
Restructuring, impairment, and related charges, net	(28)	(30)	(7)	(80)	(53)	51
Total operating expenses	(2,118)	(1,971)	7	(4,040)	(3,958)	2
Operating income	951	1,124	(15)	2,051	2,160	(5)
Other income, net	26	175	(85)	64	190	(66)
Interest expense	(61)	(55)	11	(108)	(100)	8
Income from continuing operations before income taxes	916	1,244	(26)	2,007	2,250	(11)
Income tax expense	(213)	(271)	(21)	(307)	(470)	(35)
Income from continuing operations	703	973	(28)	1,700	1,780	(4)
Loss from discontinued operations, net of tax	—	(6)	(100)	—	(4)	(100)
Net income	703	967	(27)	1,700	1,776	(4)
Net income attributable to noncontrolling interests	(39)	(41)	(5)	(78)	(82)	(5)
Net income attributable to McKesson Corporation	$664	$926	(28)%	$1,622	$1,694	(4)%

Earnings per common share attributable to McKesson Corporation (a)
Diluted
Continuing operations	$4.92	$6.46	(24)%	$11.95	$11.71	2%
Discontinued operations	—	(0.04)	(100)	—	(0.03)	(100)
Total	$4.92	$6.42	(23)%	$11.95	$11.68	2%

Basic
Continuing operations	$4.95	$6.51	(24)%	$12.03	$11.81	2%
Discontinued operations	—	(0.04)	(100)	—	(0.02)	(100)
Total	$4.95	$6.47	(23)%	$12.03	$11.79	2%

Dividends declared per common share	$0.62	$0.54	15%	$1.16	$1.01	15%

Weighted-average common shares outstanding
Diluted	134.8	144.1	(6)%	135.7	145.0	(6)%
Basic	134.1	143.1	(6)	134.8	143.7	(6)
(a)Certain computations may reflect rounding adjustments.
All percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to our applicable filings with the SEC for additional disclosures including our Quarterly Reports on Form 10-Q for fiscal 2024 and 2023 as well as our
Annual Report on Form 10-K for fiscal 2023.

Schedule 2
McKESSON CORPORATION
RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions)

	Three Months Ended September 30,			Six Months Ended September 30,
	2023	2022	Change	2023	2022	Change
Income from continuing operations (GAAP)	$703	$973	(28)%	$1,700	$1,780	(4)%
Net income attributable to noncontrolling interests (GAAP)	(39)	(41)	(5)	(78)	(82)	(5)
Income from continuing operations attributable to McKesson Corporation (GAAP)	664	932	(29)	1,622	1,698	(4)
Pre-tax adjustments:
Amortization of acquisition-related intangibles	62	57	9	124	113	10
Transaction-related expenses and adjustments (1) (2) (3)	(37)	(159)	(77)	(28)	(149)	(81)
LIFO inventory-related adjustments	55	(23)	339	87	(36)	342
Gains from antitrust legal settlements	(79)	—	—	(197)	—	—
Restructuring, impairment, and related charges, net (4)	28	30	(7)	80	53	51
Claims and litigation charges, net	(2)	(9)	(78)	(2)	(4)	(50)
Other adjustments, net (5)	210	2	—	210	7	—
Income tax effect on pre-tax adjustments	(58)	44	(232)	(59)	43	(237)
Net income attributable to noncontrolling interests effect on pre-tax adjustments	(2)	—	—	(3)	—	—
Adjusted Earnings (Non-GAAP)	$841	$874	(4)%	$1,834	$1,725	6%
All percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Earnings (Non-GAAP) definition, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 2 (continued)
McKESSON CORPORATION
RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions, except per share amounts)

	Three Months Ended September 30,			Six Months Ended September 30,
	2023	2022	Change	2023	2022	Change
Earnings per diluted common share from continuing operations attributable to McKesson Corporation (GAAP) (a)	$4.92	$6.46	(24)%	$11.95	$11.71	2%
After-tax adjustments:
Amortization of acquisition-related intangibles	0.35	0.31	13	0.70	0.61	15
Transaction-related expenses and adjustments	(0.19)	(0.71)	(73)	(0.10)	(0.53)	(81)
LIFO inventory-related adjustments	0.30	(0.12)	350	0.47	(0.19)	347
Gains from antitrust legal settlements	(0.43)	—	—	(1.07)	—	—
Restructuring, impairment, and related charges, net	0.16	0.16	—	0.44	0.28	57
Claims and litigation charges, net	(0.02)	(0.05)	(60)	(0.02)	(0.02)	—
Other adjustments, net	1.14	0.01	—	1.14	0.03	—
Adjusted Earnings per Diluted Share (Non-GAAP) (a) (b)	$6.23	$6.06	3	$13.51	$11.89	14
After-tax adjustments: (c)
U.S. government's COVID-19 vaccine distribution program	(d)	(0.24)	—	(d)	(0.41)	—
U.S. government's kitting, storage, and distribution of ancillary supplies program and COVID-19 tests	(d)	(0.33)	—	(d)	(0.58)	—
Net losses associated with McKesson Ventures' equity investments	0.06	0.01	500	0.10	0.13	(23)
Adjusted Earnings per Diluted Share Excluding Certain Items (Non-GAAP) (a)	$6.29	$5.50	14%	$13.61	$11.03	23%

Diluted weighted-average common shares outstanding	134.8	144.1	(6)%	135.7	145.0	(6)%
(a)Certain computations may reflect rounding adjustments.
(b)Adjusted earnings per diluted share on an FX-adjusted basis for the three and six months ended September 30, 2023 was $6.24 and $13.56, respectively, which excludes the foreign currency exchange effect of $0.01 and $0.05, respectively.
(c)After-tax adjustments include the following tax impacts per diluted share:
•U.S. government's COVID-19 vaccine distribution program includes income tax expense of $0.08 and $0.14 per diluted share for the three and six months ended September 30, 2022, respectively.
•U.S. government's kitting, storage, and distribution of ancillary supplies program and COVID-19 tests includes income tax expense of $0.12 and $0.20 per diluted share for the three and six months ended September 30, 2022, respectively.
•Net losses associated with McKesson Ventures' equity investments includes income tax benefit of $0.02 and $0.00 per diluted share for the three months ended September 30, 2023 and 2022, respectively, and income tax benefit of $0.03 and $0.04 per diluted share for the six months ended September 30, 2023 and 2022, respectively.
(d)Contributions from the U.S. government's COVID-19 vaccine distribution and kitting, storage, and distribution of ancillary supplies programs, as well as COVID-19 tests, have been and are expected to be immaterial to our fiscal 2024 and year-over-year results, driven by a combination of continued decreases in demand and the commercialization of these items. As a result, these COVID-19 related items are included in our fiscal 2024 Adjusted Earnings per Diluted Share Excluding Certain items.
All percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Earnings per Diluted Share (Non-GAAP) and Adjusted Earnings per Diluted Share Excluding Certain Items (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 2 (continued)
McKESSON CORPORATION
RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions)

	Three Months Ended September 30,			Six Months Ended September 30,
	2023	2022	Change	2023	2022	Change
Gross profit (GAAP)	$3,069	$3,095	(1)%	$6,091	$6,118	—%
Pre-tax adjustments:
LIFO inventory-related adjustments	55	(23)	339	87	(36)	342
Gains from antitrust legal settlements	(79)	—	—	(197)	—	—
Adjusted Gross Profit (Non-GAAP)	$3,045	$3,072	(1)%	$5,981	$6,082	(2)%

Total operating expenses (GAAP)	$(2,118)	$(1,971)	7%	$(4,040)	$(3,958)	2%
Pre-tax adjustments:
Amortization of acquisition-related intangibles	62	57	9	124	113	10
Transaction-related expenses and adjustments (1) (2)	(43)	(17)	153	(39)	(7)	457
Restructuring, impairment, and related charges, net (4)	28	30	(7)	80	53	51
Claims and litigation charges, net	(2)	(9)	(78)	(2)	(4)	(50)
Other adjustments, net (5)	210	1	—	210	6	—
Adjusted Operating Expenses (Non-GAAP)	$(1,863)	$(1,909)	(2)%	$(3,667)	$(3,797)	(3)%

Other income, net (GAAP)	$26	$175	(85)%	$64	$190	(66)%
Pre-tax adjustments:
Transaction-related expenses and adjustments (3)	—	(142)	(100)	—	(142)	(100)
Other adjustments, net	—	1	(100)	—	1	(100)
Adjusted Other Income (Non-GAAP)	$26	$34	(24)%	$64	$49	31%

Interest expense (GAAP)	$(61)	$(55)	11%	$(108)	$(100)	8%
Pre-tax adjustments:
Transaction-related expenses and adjustments	6	—	—	11	—	—
Adjusted Interest Expense (Non-GAAP)	$(55)	$(55)	—%	$(97)	$(100)	(3)%

Income tax expense (GAAP)	$(213)	$(271)	(21)%	$(307)	$(470)	(35)%
Tax adjustments:
Amortization of acquisition-related intangibles	(13)	(12)	8	(27)	(24)	13
Transaction-related expenses and adjustments	10	56	(82)	14	72	(81)
LIFO inventory-related adjustments	(14)	6	(333)	(22)	9	(344)
Gains from antitrust legal settlements	21	—	—	51	—	—
Restructuring, impairment, and related charges, net	(7)	(6)	17	(20)	(12)	67
Claims and litigation charges, net	—	2	(100)	—	1	(100)
Other adjustments, net	(55)	(2)	—	(55)	(3)	—
Adjusted Income Tax Expense (Non-GAAP)	$(271)	$(227)	19%	$(366)	$(427)	(14)%
All percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Gross Profit (Non-GAAP), Adjusted Operating Expenses (Non-GAAP), Adjusted Other Income (Non-GAAP), Adjusted Interest Expense (Non-GAAP), and Adjusted Income Tax Expense (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 3
McKESSON CORPORATION
RECONCILIATION OF GAAP SEGMENT OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions)

	Three Months Ended September 30,
	2023			2022			As reported		As adjusted		Change
	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	Foreign currency effects	FX-Adjusted (Non-GAAP)	Foreign currency effects	FX-Adjusted (Non-GAAP)	As reported (GAAP)		As adjusted (Non-GAAP)	As reported FX-Adjusted (Non-GAAP)		As adjusted FX-Adjusted (Non-GAAP)
REVENUES
U.S. Pharmaceutical	$69,766	$—	$69,766	$60,059	$—	$60,059	$—	$69,766	$—	$69,766	16%		16%	16%		16%
Prescription Technology Solutions	1,140	—	1,140	1,018	—	1,018	—	1,140	—	1,140	12		12	12		12
Medical-Surgical Solutions	2,834	—	2,834	2,843	—	2,843	—	2,834	—	2,834	—		—	—		—
International	3,475	—	3,475	6,237	—	6,237	100	3,575	100	3,575	(44)		(44)	(43)		(43)
Revenues	$77,215	$—	$77,215	$70,157	$—	$70,157	$100	$77,315	$100	$77,315	10%		10%	10%		10%

OPERATING PROFIT (LOSS) (4)
U.S. Pharmaceutical (3) (5)	$593	$222	$815	$896	$(140)	$756	$—	$593	$—	$815	(34)%		8%	(34)%		8%
Prescription Technology Solutions (1)	238	(29)	209	120	21	141	—	238	—	209	98		48	98		48
Medical-Surgical Solutions	244	10	254	299	8	307	—	244	—	254	(18)		(17)	(18)		(17)
International (2)	66	23	89	(37)	174	137	2	68	4	93	278		(35)	284		(32)
Subtotal	1,141	226	1,367	1,278	63	1,341	2	1,143	4	1,371	(11)		2	(11)		2
Corporate expenses, net (2)	(164)	5	(159)	21	(165)	(144)	(1)	(165)	(1)	(160)	(881)		10	(886)		11
Income from continuing operations before interest expense and income taxes	$977	$231	$1,208	$1,299	$(102)	$1,197	$1	$978	$3	$1,211	(25)%		1%	(25)%		1%

OPERATING PROFIT (LOSS) AS A % OF REVENUES
U.S. Pharmaceutical	0.85%		1.17%	1.49%		1.26%		0.85%		1.17%	(64)	bp	(9) bp	(64)	bp	(9) bp
Prescription Technology Solutions	20.88		18.33	11.79		13.85		20.88		18.33	909		448	909		448
Medical-Surgical Solutions	8.61		8.96	10.52		10.80		8.61		8.96	(191)		(184)	(191)		(184)
International	1.90		2.56	(0.59)		2.20		1.90		2.60	249		36	249		40
All percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Segment Operating Profit (Non-GAAP), Adjusted Operating Profit (Non-GAAP), Adjusted Corporate Expenses (Non-GAAP), FX-Adjusted (Non-GAAP), and Adjusted Segment Operating Profit Margin (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 3 (continued)
McKESSON CORPORATION
RECONCILIATION OF GAAP SEGMENT OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions)

	Six Months Ended September 30,
	2023			2022			As reported		As adjusted		Change
	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	Foreign currency effects	FX-Adjusted (Non-GAAP)	Foreign currency effects	FX-Adjusted (Non-GAAP)	As reported (GAAP)		As adjusted (Non-GAAP)	As reported FX-Adjusted (Non-GAAP)		As adjusted FX-Adjusted (Non-GAAP)
REVENUES
U.S. Pharmaceutical	$136,926	$—	$136,926	$117,006	$—	$117,006	$—	$136,926	$—	$136,926	17%		17%	17%		17%
Prescription Technology Solutions	2,384	—	2,384	2,084	—	2,084	—	2,384	—	2,384	14		14	14		14
Medical-Surgical Solutions	5,445	—	5,445	5,435	—	5,435	—	5,445	—	5,445	—		—	—		—
International	6,943	—	6,943	12,786	—	12,786	299	7,242	299	7,242	(46)		(46)	(43)		(43)
Revenues	$151,698	$—	$151,698	$137,311	$—	$137,311	$299	$151,997	$299	$151,997	10%		10%	11%		11%

OPERATING PROFIT (LOSS) (4)
U.S. Pharmaceutical (3) (5)	$1,420	$166	$1,586	$1,592	$(125)	$1,467	$—	$1,420	$—	$1,586	(11)%		8%	(11)%		8%
Prescription Technology Solutions (1)	469	(37)	432	264	42	306	—	469	—	432	78		41	78		41
Medical-Surgical Solutions	471	18	489	555	20	575	—	471	—	489	(15)		(15)	(15)		(15)
International (2)	123	56	179	(43)	318	275	8	131	9	188	386		(35)	405		(32)
Subtotal	2,483	203	2,686	2,368	255	2,623	8	2,491	9	2,695	5		2	5		3
Corporate expenses, net (2)	(368)	60	(308)	(18)	(271)	(289)	(2)	(370)	(1)	(309)	—		7	—		7
Income from continuing operations before interest expense and income taxes	$2,115	$263	$2,378	$2,350	$(16)	$2,334	$6	$2,121	$8	$2,386	(10)%		2%	(10)%		2%

OPERATING PROFIT (LOSS) AS A % OF REVENUES
U.S. Pharmaceutical	1.04%		1.16%	1.36%		1.25%		1.04%		1.16%	(32)	bp	(9) bp	(32)	bp	(9) bp
Prescription Technology Solutions	19.67		18.12	12.67		14.68		19.67		18.12	700		344	700		344
Medical-Surgical Solutions	8.65		8.98	10.21		10.58		8.65		8.98	(156)		(160)	(156)		(160)
International	1.77		2.58	(0.34)		2.15		1.81		2.60	211		43	215		45
All percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Segment Operating Profit (Non-GAAP), Adjusted Operating Profit (Non-GAAP), Adjusted Corporate Expenses (Non-GAAP), FX-Adjusted (Non-GAAP), and Adjusted Segment Operating Profit Margin (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 4

McKESSON CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions, except per share amounts)

	September 30, 2023	March 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$2,524	$4,678
Receivables, net	22,494	19,410
Inventories, net	21,945	19,691
Prepaid expenses and other	568	513
Total current assets	47,531	44,292
Property, plant, and equipment, net	2,171	2,177
Operating lease right-of-use assets	1,680	1,635
Goodwill	9,934	9,947
Intangible assets, net	2,142	2,277
Other non-current assets	2,633	1,992
Total assets	$66,091	$62,320

LIABILITIES AND DEFICIT
Current liabilities
Drafts and accounts payable	$46,795	$42,490
Current portion of long-term debt	49	968
Current portion of operating lease liabilities	296	299
Other accrued liabilities	4,007	4,200
Total current liabilities	51,147	47,957
Long-term debt	5,535	4,626
Long-term deferred tax liabilities	1,112	1,387
Long-term operating lease liabilities	1,436	1,402
Long-term litigation liabilities	6,128	6,625
Other non-current liabilities	2,197	1,813
McKesson Corporation stockholders’ deficit
Preferred stock, $0.01 par value, 100 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 800 shares authorized, 278 and 277 shares issued at September 30, 2023 and March 31, 2023, respectively	3	3
Additional paid-in capital	7,899	7,747
Retained earnings	13,761	12,295
Accumulated other comprehensive loss	(887)	(905)
Treasury shares, at cost, 145 and 141 shares at September 30, 2023 and March 31, 2023, respectively	(22,604)	(20,997)
Total McKesson Corporation stockholders’ deficit	(1,828)	(1,857)
Noncontrolling interests	364	367
Total deficit	(1,464)	(1,490)
Total liabilities and deficit	$66,091	$62,320

Schedule 5
McKESSON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in millions)

	Six Months Ended September 30,
	2023	2022
OPERATING ACTIVITIES
Net income	$1,700	$1,776
Adjustments to reconcile to net cash provided by (used in) operating activities:
Depreciation	129	124
Amortization	187	175
Long-lived asset impairment charges	28	11
Deferred taxes	(271)	170
Charges (credits) associated with last-in, first-out inventory method	87	(36)
Non-cash operating lease expense	122	126
Gain from sales of businesses and investments	(16)	(148)
European businesses held for sale	—	(35)
Other non-cash items	314	157
Changes in assets and liabilities, net of acquisitions:
Receivables	(3,207)	(1,883)
Inventories	(2,349)	(1,453)
Drafts and accounts payable	4,307	2,292
Operating lease liabilities	(166)	(174)
Taxes	(76)	82
Litigation liabilities	(529)	(915)
Other	(347)	(103)
Net cash provided by (used in) operating activities	(87)	166

INVESTING ACTIVITIES
Payments for property, plant, and equipment	(153)	(157)
Capitalized software expenditures	(111)	(65)
Acquisitions, net of cash, cash equivalents, and restricted cash acquired	—	(23)
Proceeds from sales of businesses and investments, net	50	496
Other	(101)	(135)
Net cash provided by (used in) investing activities	(315)	116

FINANCING ACTIVITIES
Proceeds from short-term borrowings	2,000	100
Repayments of short-term borrowings	(2,000)	(100)
Proceeds from issuances of long-term debt	991	—
Repayments of long-term debt	(271)	(4)
Purchase of U.S. government obligations for the satisfaction and discharge of long-term debt	(647)	—
Common stock transactions:
Issuances	54	127
Share repurchases	(1,505)	(1,484)
Dividends paid	(149)	(139)
Other	(225)	(253)
Net cash used in financing activities	(1,752)	(1,753)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(1)	24
Cash, cash equivalents, and restricted cash classified as Assets held for sale	—	470
Net decrease in cash, cash equivalents, and restricted cash	(2,155)	(977)
Cash, cash equivalents, and restricted cash at beginning of period	4,679	3,935
Cash, cash equivalents, and restricted cash at end of period	2,524	2,958
Less: Restricted cash at end of period included in Prepaid expenses and other	—	(42)
Cash and cash equivalents at end of period	$2,524	$2,916

Schedule 6
McKESSON CORPORATION
RECONCILIATION OF GAAP CASH FLOW TO FREE CASH FLOW (NON-GAAP)
(unaudited)
(in millions)

	Six Months Ended September 30,
	2023	2022	Change
GAAP CASH FLOW CATEGORIES
Net cash provided by (used in) operating activities	$(87)	$166	(152)%
Net cash provided by (used in) investing activities	(315)	116	(372)
Net cash used in financing activities	(1,752)	(1,753)	—
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(1)	24	(104)
Cash, cash equivalents, and restricted cash classified as Assets held for sale	—	470	(100)
Net decrease in cash, cash equivalents, and restricted cash	$(2,155)	$(977)	121%

FREE CASH FLOW (NON-GAAP)
Net cash provided by (used in) operating activities	$(87)	$166	(152)%
Payments for property, plant, and equipment	(153)	(157)	(3)
Capitalized software expenditures	(111)	(65)	71
Free Cash Flow (Non-GAAP)	$(351)	$(56)	527%
All percentage changes displayed above which are not meaningful are displayed as zero percent.
For more information relating to the Free Cash Flow (Non-GAAP) definition, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

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McKESSON CORPORATION
FINANCIAL STATEMENT NOTES

(1)Transaction-related expenses and adjustments for the three and six months ended September 30, 2023 includes pre-tax gains of $48 million ($35 million after-tax) and $76 million ($56 million after-tax), respectively, related to fair value remeasurements of the contingent consideration liability recognized as part of our acquisition of Rx Savings Solutions, LLC. The gains, within Prescription Technology Solutions, resulted from remeasurement of the liability to fair value at the end of each reporting period based on the estimated amount and timing of projected operational and financial information and the probability of achievement of performance milestones. These pre-tax gains are included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(2)Transaction-related expenses and adjustments for the three and six months ended September 30, 2022 includes pre-tax gains of $23 million ($3 million after-tax) and $35 million (charge of $1 million after-tax), respectively, related to an agreement to sell certain of our European businesses to the PHOENIX Group which closed on October 31, 2022. Pre-tax gains for the three and six months ended September 30, 2022 of $166 million ($146 million after-tax) and $272 million ($236 million after-tax), respectively, are included within Corporate expenses, net, and charges (pre-tax and after-tax) of $143 million and $237 million, respectively, are included within International. These pre-tax gains and charges are primarily to remeasure assets and liabilities held for sale to fair value less costs to sell, including the effect of accumulated other comprehensive income balances associated with the disposal group, and are included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(3)Transaction-related expenses and adjustments for the three and six months ended September 30, 2022 includes a pre-tax gain of $142 million ($105 million after-tax) related to the exit of an investment in equity securities within U.S. Pharmaceutical. This gain is included under "other income, net" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(4)Restructuring, impairment, and related charges, net for the three and six months ended September 30, 2023 includes pre-tax charges of $28 million ($21 million after-tax) and $80 million ($60 million after-tax), respectively, primarily for Corporate expenses, net. The three and six months ended September 30, 2022 includes pre-tax charges of $30 million ($24 million after-tax) and $53 million ($41 million after-tax), respectively, primarily for Corporate expenses, net. These charges are included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(5)Other adjustments, net for the three and six months ended September 30, 2023 includes a pre-tax provision for bad debts of $210 million ($155 million after-tax) within U.S. Pharmaceutical related to the bankruptcy of our customer, Rite Aid Corporation (including certain of its subsidiaries, “Rite Aid”). Management believes this charge is not reflective of allowances recorded in the normal course of operations and is related to Rite Aid's bankruptcy reorganization, and therefore is excluded from the determination of our adjusted results (Non-GAAP). This charge represents the remaining uncollected trade accounts receivable balance as of September 30, 2023 due to us from Rite Aid and is included under “total operating expenses” in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

1 of 3
McKESSON CORPORATION
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

In an effort to provide investors with additional information regarding the Company's financial results as determined by generally accepted accounting principles ("GAAP"), McKesson Corporation (the "Company" or "we") also presents the following Non-GAAP measures in this press release.

•Adjusted Gross Profit (Non-GAAP): We define Adjusted Gross Profit as GAAP gross profit, excluding transaction-related expenses and adjustments, last-in, first-out (“LIFO”) inventory-related adjustments, gains from antitrust legal settlements, and other adjustments.

•Adjusted Operating Expenses (Non-GAAP): We define Adjusted Operating Expenses as GAAP total operating expenses, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments.

•Adjusted Other Income (Non-GAAP): We define Adjusted Other Income as GAAP other income (expense), net, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, and other adjustments.

•Adjusted Interest Expense (Non-GAAP): We define Adjusted Interest Expense as GAAP interest expense, excluding transaction-related expenses and adjustments related to net interest expense incurred from cross-currency swaps used to hedge the changes in the fair value of the Company's foreign currency-denominated notes resulting from changes in benchmark interest rates and foreign currency exchange rates. The foreign currency-denominated notes were previously designated as non-derivative net investment hedges of portions of the Company's net investments in its now-divested European businesses against the effect of exchange rate fluctuations on the translation of foreign currency balances to the U.S. dollar.

•Adjusted Income Tax Expense (Non-GAAP): We define Adjusted Income Tax Expense as GAAP income tax benefit (expense), excluding the income tax effects of amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments. Income tax effects are calculated in accordance with Accounting Standards Codification ("ASC") 740, “Income Taxes,” which is the same accounting principle used by the Company when presenting its GAAP financial results.

•Adjusted Earnings (Non-GAAP): We define Adjusted Earnings as GAAP income from continuing operations attributable to McKesson, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, other adjustments, as well as the related income tax effects for each of these items, as applicable.

•Adjusted Earnings per Diluted Share (Non-GAAP): We define Adjusted Earnings per Diluted Share as GAAP earnings per diluted common share from continuing operations attributable to McKesson, excluding per share impacts of amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, other adjustments, as well as the related income tax effects for each of these items, as applicable, divided by diluted weighted-average shares outstanding.

•Adjusted Earnings per Diluted Share Excluding Certain Items (Non-GAAP): Prior to fiscal 2024, we defined Adjusted Earnings per Diluted Share Excluding Certain Items as Adjusted Earnings per Diluted Share (Non-GAAP), excluding the impacts of the U.S. government's COVID-19 vaccine distribution program, the U.S. government's kitting, storage, and distribution of ancillary supplies for COVID-19 vaccines program, sales of COVID-19 tests, net gains and losses associated with McKesson Ventures' equity investments, and the gain recognized in the three months ended December 31, 2022 related to termination of the Tax Receivable Agreement ("TRA") with Change Healthcare Inc. ("Change"), as well as the related income tax effects for each of these items, as applicable, divided by diluted weighted-average shares outstanding. In fiscal 2024, we define Adjusted Earnings per Diluted Share Excluding Certain Items as Adjusted Earnings per Diluted Share (Non-GAAP), excluding the impacts of net gains and losses associated with McKesson Ventures' equity investments, as well as the related income tax effects for this item, as applicable, divided by diluted weighted-average shares outstanding.

2 of 3
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION (continued)

The following provides further details regarding certain adjustments made to our fiscal 2023 Adjusted Earnings per Diluted Share (Non-GAAP) financial results to arrive at our fiscal 2023 Adjusted Earnings per Diluted Share Excluding Certain Items (Non-GAAP) as defined above:

U.S. government's COVID-19 vaccine distribution program - The Company distributes certain COVID-19 vaccines in support of the U.S. government through a contract with the Centers for Disease Control and Prevention. The results of operations related to this vaccine distribution program are reflected in the U.S. Pharmaceutical segment.

U.S. government's kitting, storage, and distribution of ancillary supplies program and COVID-19 tests - The Company operates under a contract to manage the assembly, storage, and distribution of ancillary supply kits for COVID-19 vaccines as directed by the Department of Health and Human Services. Sales of COVID-19 tests are also included in the Company's results of operations. These items are reflected in the Medical-Surgical Solutions segment.
•Adjusted Segment Operating Profit (Non-GAAP) and Adjusted Segment Operating Profit Margin (Non-GAAP): We define Adjusted Segment Operating Profit as GAAP segment operating profit (loss), excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, and other adjustments. We define Adjusted Segment Operating Profit Margin as Adjusted Segment Operating Profit (Non-GAAP) divided by GAAP segment revenues.

•Adjusted Corporate Expenses (Non-GAAP): We define Adjusted Corporate Expenses as GAAP corporate expenses, net, excluding transaction-related expenses and adjustments, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments.

•Adjusted Operating Profit (Non-GAAP): We define Adjusted Operating Profit as GAAP income from continuing operations before interest expense and income taxes, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments.

The following provides further details regarding the adjustments made to our GAAP financial results to arrive at our Non-GAAP measures as defined above:

Amortization of acquisition-related intangibles - Amortization charges for intangible assets directly related to business combinations and the formation of joint ventures.

Transaction-related expenses and adjustments - Transaction, integration, and other expenses that are directly related to business combinations, the formation of joint ventures, divestitures, and other transaction-related costs including initial public offering costs. Examples include transaction closing costs, professional service fees, legal fees, severance charges, retention payments and employee relocation expenses, facility or other exit-related expenses, certain fair value adjustments including deferred revenues, contingent consideration and inventory, recoveries of acquisition-related expenses or post-closing expenses, net interest expense impact of hedging foreign currency-denominated notes, bridge loan fees and gains or losses on business combinations, and divestitures of businesses that do not qualify as discontinued operations.

LIFO inventory-related adjustments - LIFO inventory-related non-cash charges or credit adjustments.

Gains from antitrust legal settlements - Net cash proceeds representing the Company’s share of antitrust legal settlements.

3 of 3

SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION (continued)

Restructuring, impairment, and related charges - Restructuring charges that are incurred for programs in which we change our operations, the scope of a business undertaken by our business units, or the manner in which that business is conducted as well as long-lived asset impairments. Such charges may include employee severance, retention bonuses, facility closure or consolidation costs, lease or contract termination costs, asset impairments, accelerated depreciation and amortization, and other related expenses. The restructuring programs may be implemented due to the sale or discontinuation of a product line, reorganization or management structure changes, headcount rationalization, realignment of operations or products, integration of acquired businesses, and/or company-wide cost saving initiatives. The amount and/or frequency of these restructuring charges are not part of our underlying business, which include normal levels of reinvestment in the business. Any credit adjustments due to subsequent changes in estimates are also excluded from adjusted results.

Claims and litigation charges - Adjustments to certain of the Company’s reserves, including those related to estimated probable settlements for its controlled substance monitoring and reporting, and opioid-related claims, as well as any applicable income items or credit adjustments due to subsequent changes in estimates. This does not include our legal fees to defend claims, which are expensed as incurred. This also may include charges or credits for general non-operational claims not directly related to our ongoing business.

Other adjustments - The Company evaluates the nature and significance of transactions qualitatively and quantitatively on an individual basis and may include them in the determination of our adjusted results from time to time. While not all-inclusive, other adjustments may include: other asset impairments; gains or losses from debt extinguishment; and other similar substantive and/or infrequent items as deemed appropriate.

The Company evaluates the aforementioned Non-GAAP measures on a periodic basis and updates the definitions from time to time. The evaluation considers both the quantitative and qualitative aspects of the Company’s presentation of Non-GAAP adjusted results. A reconciliation of McKesson’s GAAP financial results to Non-GAAP financial results is provided in Schedules 2 and 3 of the financial statement tables included with this release.

•FX-Adjusted (Non-GAAP): McKesson also presents its GAAP financial results and adjusted results (Non-GAAP) on an FX-Adjusted basis. To present our financial results on an FX-Adjusted basis, we convert current year period results of our operations in foreign countries, which are recorded in local currencies, into U.S. dollars by applying the average foreign currency exchange rates of the comparable prior year period. To present Adjusted Earnings per Diluted Share on an FX-Adjusted basis, we estimate the impact of foreign currency rate fluctuations on the Company’s noncontrolling interests and adjusted income tax expense, which may vary from quarter to quarter. The supplemental FX-Adjusted information of the Company’s GAAP financial results and adjusted results (Non-GAAP) is provided in Schedule 3 of the financial statement tables included with this release.

•Free Cash Flow (Non-GAAP): We define free cash flow as net cash provided by (used in) operating activities less payments for property, plant, and equipment and capitalized software expenditures, as disclosed in our condensed consolidated statements of cash flows. A reconciliation of McKesson’s GAAP financial results to Free Cash Flow (Non-GAAP) is provided in Schedule 6 of the financial statement tables included with this release.

The Company believes the presentation of Non-GAAP measures provides useful supplemental information to investors with regard to its operating performance, as well as assists with the comparison of its past financial performance to the Company’s future financial results. Moreover, the Company believes that the presentation of Non-GAAP measures assists investors’ ability to compare its financial results to those of other companies in the same industry. However, the Company's Non-GAAP measures used in the press tables may be defined and calculated differently by other companies in the same industry.

The Company internally uses both GAAP and Non-GAAP financial measures in connection with its own financial planning and reporting processes. Management utilizes Non-GAAP financial measures when allocating resources, deploying capital, as well as assessing business performance, and determining employee incentive compensation. The Company conducts its businesses internationally in local currencies, including Canadian dollars, Euro, and British pound sterling. As a result, the comparability of our results reported in U.S. dollars can be affected by changes in foreign currency exchange rates. We present FX-Adjusted information to provide a framework for assessing how our business performed excluding the estimated effect of foreign currency exchange rate fluctuations. We believe free cash flow is important to management and useful to investors as a supplemental measure as it indicates the cash flow available for working capital needs, re-investment opportunities, strategic acquisitions, share repurchases, dividend payments, or other strategic uses of cash. Nonetheless, Non-GAAP adjusted results and related Non-GAAP measures disclosed by the Company should not be considered a substitute for, nor superior to, financial results and measures as determined or calculated in accordance with GAAP.